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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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This presentation was prepared for and on behalf of the Trustees of the William R. Hewlett Revocable Trust as soliciting material. The Trustees' advisors have been retained as independent contractors to the Trustees and have no fiduciary, agency or other relationship to the Trustees, the Trust or to any other party, all of which are hereby expressly disclaimed. Therefore, no obligation or responsibility is assumed to any person with respect to this presentation. This presentation does not purport to be a complete description of the views of or analyses performed by the Trustees or its advisors.

Except as otherwise noted herein, this presentation and the views expressed herein, as well as any estimates herein, are based on publicly available information and on consultants' and industry reports as well as on the views of certain consultants retained in connection with the consideration of the proposed merger by the Trustees. This presentation and the views expressed herein assume and rely upon the accuracy and completeness of all such publicly available information, reports and views and no responsibility for independent verification of any of the foregoing has been taken. All views and estimates expressed herein are based on economic and market conditions and other circumstances as they exist and can be evaluated as of February 19, 2002.

The views expressed in this presentation are judgments, which are subjective in nature and in certain cases forward-looking in nature. This presentation also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. We do not assume any obligation and do not intend to update these forward-looking statements. The information contained in this presentation does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold. In addition, where quotations have been used herein, permission to use quotations was neither sought nor obtained.

This presentation and the views expressed herein do not constitute a recommendation by Friedman Fleischer & Lowe or The Parthenon Group to any holder of shares of Hewlett-Packard or Compaq with respect to how such shareholder should vote with respect to the proposed merger and should not be relied upon by any holder as such a recommendation.

Agenda

Section 1 **Opposition to the Proposed Merger is Broad and Deep**

Section 2 Why the Proposed Merger is Unattractive

Section 3 HP Must Pursue a "Focus and Execute" Strategy

Walter Hewlett

- HP Board member for 15 years
- Agilent Board member since spin-off
- Worked with 3 HP CEOs
- Walter Hewlett is also a fiduciary and a shareholder:
  - Fiduciary to Hewlett Foundation and Hewlett Trust ($6.0B)
  - Unpaid
  - Not seeking job
  - Not spending shareholder resources

Broad Opposition to the Proposed Merger

Opposition	Decision Makers	Advisor	Commentary
All Shareholders	Multiple Investors Wall Street Analysts		Stock down by 18%[1] Majority opposed to merger
Hewlett Foundation	Hewlett Foundation Stock Committee[2]	Laurie Hoagland, Chief Investment Officer[3]	Unanimous intention to vote against
William R. Hewlett Revocable Trust	Walter Hewlett, Edwin Van Bronkhorst	FFL / Parthenon	Intention to vote against
Packard Foundation	12-member Board[4]	Booz-Allen & Hamilton	Unanimous intention to vote against

1	Day of announcement
2	Walter Hewlett is not a member of this committee and has no veto power over its decisions
3	Formerly Chief Investment Officer of Stanford Management Company, running Stanford’s $10B endowment
4	Includes a majority of non-family members, amongst them two senior retired HP executives

Market Reaction

Indexed Stock Price Performance

The market has made its view of the transaction clear on two separate occasions: 1) when the deal was announced, and 2) when the Hewlett Foundation and William R. Hewlett Revocable Trust announced their opposition to the deal

8/31/01-2/15/02
140%
130%
120%
110%
100%
90%
80%
70%
60%
Indexed Value vs. 8/31/01
8/31/2001
9/30/2001
10/31/2001
11/30/2001
12/31/2001
1/31/2002
9/3/01: HP/Compaq Merger Announced. HP share price drops 19% the day after announcement.
11/6/01: Walter Hewlett Announces Opposition. HP share price rises 17% on the day of the announcement.
Comparable Company Index[1] 5%
HP (12%)

Note: Stock data through 2/15/02

1	This index is comprised of companies used by Goldman Sachs in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP relating to HP’s proposed merger with Compaq and includes Apple, Accenture, Computer Sciences, Dell, EDS, EMC, Gateway, IBM, KPMG Consulting, Network Appliance, Sun. Index is weighted by shares outstanding.

Agenda

Section 1 Opposition to the Proposed Merger is Broad and Deep

Section 2 **Why the Proposed Merger is Unattractive**

Section 3 HP Must Pursue a "Focus and Execute" Strategy

Executive Summary

The Proposed Merger is Unattractive to HP Stockholders

1. Financial Impact on HP Stockholders is Unattractive
2. Portfolio Shift is Unattractive
3. Integration Risk is Substantial
4. Acquisition Will Not Solve HP's Strategic Problems

Financial Evaluation

The Price for Compaq is Unprecedented

HP Claim: *"Most [tech mergers] were done in hot markets at hot prices… This is a deal that was not done in a hot market and a hot price. We got wonderful value, we think."*[1]

Fact: HP shareholders are paying 47.7x earnings for Compaq, more than twice what other hardware/systems acquirors have paid historically

P/E Ratio
50x
40x
30x
20x
10x
0x
20.5x
17.7x
12.9x
17.8x
25.4x
47.7x
18.9x
Mean Forward P/E multiple in prior transactions
HP/Apollo
April 1989
AT&T/NCR
December 1990
Gateway/Advanced Logic Research
June 1997
Compaq/Tandem
June 1997
Compaq/DEC
January 1998
HP/Compaq[2]
September 2001

1	Carly Fiorina speaking on CNBC Squawk Box 2/7/02
2	HP/Compaq multiple paid is based on Compaq FY02 EPS estimate from First Call and HP price as of February 15, 2002, based on deal ratio of 0.6325 HWP shares for each share of CPQ. Historical forward P/E ratios are based on terms of the deal as per company filings at time of announcement and target First Call EPS estimates for the next fiscal year on the day prior to the announcement of the deal.

Financial Evaluation

Earnings Dilution is Unacceptable

- Under the terms of the proposed merger, HP would issue shares to Compaq at a valuation of 47.7x[1] CY2002 earnings vs. HP's multiple of 17.7x[2]

- Before synergies and revenue losses, this results in substantial earnings dilution:

	CY 2002	CY 2003	CY 2004
HP First Call[3]	$1.15	$1.38	$1.53
EPS Dilution[4]	($0.26)	($0.21)	($0.23)
Dilution	*22.4%*	*15.6%*	*15.1%*

- At HP's current earnings multiple, this dilution equates to a negative per share impact of $4.56, $7.55 including the decline in HP's earnings multiple since announcement of the merger from 20.3x to 17.7x

- The massive dilution to HP shareholders is due to the dramatic downward revision in Compaq's projected earnings while the acquisition price has remained fixed.

Compaq's "Revised" Earnings Outlook			
	FY2001	FY2002	FY2003
At Announcement[5]	$0.36	$0.66	$0.88
Actual/Current[3]	$0.15	$0.27	$0.49
Percent Change	*(58.3%)*	*(59.1%)*	*(44.3%)*

1	Based on HP’s closing share price of $20.36 on February 15, 2002, and the announced exchange ratio of 0.6325 and Compaq’s First Call consensus EPS estimate of $0.27 for calendar year 2002.
2	Based on HP’ First Call consensus earnings estimate of $1.15 for calendar year 2002 and closing share price of $20.36 as of February 15, 2002.
3	Based on First Call estimates as of February 15, 2002
4	Based on pro forma combined EPS calculated based on standalone First Call estimates and excluding the impact of revenue losses and cost savings.
5	Based on First Call estimates as of August 31, 2001

HP's Assumptions are Inconsistent with Actual Performance and Analysts' Estimates

Financial Evaluation

Revenue Loss Benchmarks
20%
16%
12%
8%
4%
0%
Percent of Revenue
12%
12%
10%
8%
13%
17%
Overall Average of Analysts and Precedents: 12%
FFL / Parthenon Assumption: 10%
HP Assumption: 4.9%
SG Cowen '02
Morgan Stanley '03
Bernstein Research '02
Banc of America '03
Compaq / DEC Merger
McKinsey Study
Analyst Estimates

Profit Loss Benchmarks
Actual Operating Profit Decline per Dollar of Lost Revenue
$0.80
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
Dollars
$0.69
$0.63
$0.36
$0.21
$0.19
$0.56
Average: $0.42
FFL / Parthenon Assumption: $0.25
HP Assumption: $0.12
Sun
HP
Apple
Compaq
Gateway
Compaq / DEC
2000-2001 Actual Experience
1999 Post-Acquisition

1	For complete detail on sources, see page 49 of the “Report to the Trustees of the William R. Hewlett Revocable Trust on the Proposed Merger of Hewlett-Packard” filed with the SEC under cover of Schedule 14A on 11/16/2001, as amended.
2	Analysts’ estimates exclude Salomon Smith Barney as they are advisers to Compaq
3	Parties to Walter Hewlett proxy solicitation
4	“HP Position on Compaq Merger,” 12/19/01, p. 27
5	Represents post-deal 1999 performance vs. analyst estimates. For complete detail see p. 50 of reference in footnote No. 1
6	“Computer company” results outlined in McKinsey Quarterly, “Why Mergers Fail,” 2001 Number 4. (Name of actual company disguised in article). In early 2001, HP retained McKinsey & Co. to assist in HP’s evaluation of strategic alternatives and potential acquisition candidates including Compaq
7	Sun 10Q, 10K, Sun 1/18/02 earnings press release. Represents 12 month period ending 12/31/01, (FY ends 6/30)
8	HP 11/14/01 earnings press release. Represents 12 month period ending 10/31/01 (excluding restructuring and merger-related costs)
9	Apple FY2001 10K. Represents 12 month period ending 9/29/01
10	Compaq earnings press release 1/16/02. Represents 12 month period ending 12/31/01 (excluding restructuring and merger-related costs)
11	Morgan Stanley, “Gateway: Better Margin Structure, Lower Rev Run Rate,” 1/8/02, page 3
12	FFL/Parthenon assumption based on historical experience of tech companies, revenue loss in services, and high fixed cost assumptions post planned cost synergies
13	Amendment No. 2 to HP S-4, 1/14/02, p. 53 “...weighted average contribution margin of 12%...”

The NPV of the Proposed Merger is Negative

Financial Evaluation

In the realistic case, we believe the value of the deal is negative $4 to $5 per share excluding the impact of a change in P/E multiple

Per Share Present Value of the Proposed Merger[1]

Present Value Per Current HP Share
$10
$8
$6
$4
$2
$0
($2)
($4)
($6)
Omitted in HP Analysis
Realistic Assumptions
$7.47
($4.56)
($0.43)
$2.48
($1.14)
($2.01)
($4.03)
($4.70)
HP NPV of Net Cost Savings Per Share[2]
Value of Core Dilution Before Cost Savings[3]
Cost to Achieve Cost Savings[4]
Corrected Value using Management Cost Savings NPV Assumption
Cost Savings Adjustment[5]
Contribution Margin Adjustment [6]
Revenue Loss Adjustment [7]
Net Value Per Share

"Successful Integration"	NA	NA		$2.5B	12%	4.9%	$2.91
Realistic Case	($4.56)	$1.9B		$2.2B	25%	10%	($4.70)
Downside Case	($4.56)	$2.9B		$1.9B	35%	15%	($14.74)

1	Based on assumptions similar to management’s outlined on page 30 of HP “Position on Compaq Merger,” 12/19/01. Present values, except for core dilution and cost to achieve savings, calculated as of February 19, 2002 based on a 20x forward price-earnings multiple applied to net earnings impact in calendar year 2004. Assumes 26% marginal tax rate
2	Assumes net pre-tax cost savings in calendar year 2004 of $2.0 billion based on $2.5 billion in cost savings and $0.5 billion in lost profit on lost revenues. Lost profit calculation assumes $84.0 billion in revenue in calendar year 2004 before revenue losses, 4.9% revenue loss, 12% contribution margin.
3	Represents the value of the core dilution of the transaction before the realization of cost savings at HP’s current 2002 calendar year price-earnings multiple of 17.7x. Calendar 2002 pro forma earnings before cost savings calculated based on First Call consensus earnings estimates of $1.11 and $1.35 for HP for fiscal years 2002 and 2003, respectively, and $0.27 for Compaq for its fiscal 2002. Under management’s present value methodology, the core dilution has a value of $3.56 per share based on calendar 2004 earnings estimates.
4	Realistic case based on $1.3 billion restructuring charge established in connection with Compaq’s acquisition of DEC in 1998, which also involved approximately 15,000 layoffs, and the $635 million in retention bonuses announced by management in the proposed HP/Compaq merger. In fiscal 2001, HP took a $384MM charge for a restructuring it estimated would result in annual cost savings of approximately $500MM. Downside case based on 50% premium to realistic case (11.4% of transaction value). Compaq/DEC restructuring charge as a percentage of transaction value was 13.5%. Excludes the impact of new employment agreements with Ms. Fiorina and Mr. Capellas. Assumes cash is paid out ratably over the first six months following closing
5	Realistic case based on BofA, “Hewlett-Packard: “Management Turns up the Heat,” 12/19/01 base case of 87.8% of management estimate realized in 2003 ($1.8 billion assumed vs. management estimates of $2.1 billion). Downside based on BofA downside case 75.6% of management estimate realized in 2003 ($1.6 billion assumed vs. management estimates of $2.1 billion)
6	Realistic case based on historical experience of tech companies, revenue loss in services, and higher fixed cost assumptions post planned cost synergies. See analysis presented on p. 21-26. Downside case based on discount to Compaq/DEC transaction.
7	Realistic case assumption based on historical experience of tech companies, revenue loss in services. Downside case based on discount to McKinsey computer company example (see “Revenue Loss Benchmarks” on p. 12)

HP and Compaq Have a History of Over-optimism

Financial Evaluation

HP Earnings

"'Certain expectations she [Ms. Fiorina] led shareholders to adopt were not fulfilled and could not have been fulfilled,' said Daniel Kunstler, senior analyst at investment bank J.P. Morgan in San Francisco. As a result, she was seen as 'lacking in credibility,' he said."
-- San Francisco Chronicle, 12/9/01

"...offering apologies for missing the forecast to HP's board at an emergency meeting Sunday, Fiorina told analysts she was raising HP's sales growth target for fiscal 2001 from 15% to as much as 17%"
-- Business Week, 2/19/01

"Are these CEOs compulsive optimists? Setting targets and aiming high – classic traits of natural salespeople like Fiorina and Galli – is important, but as any serious PR pro will tell you, effective communication depends on honesty, not hyperbole."
--PR Week, 1/21/02

PwC Merger

"The best way to accelerate our growth is through the acquisition of a premier consultancy."
-- Ms. Fiorina, The Globe and Mail, 10/30/00

- However, PwC merger discussions were aborted over concerns about integration risks and HP's declining stock price

Strong Balance Sheet

- Management initially claimed a "stronger balance sheet" as a "key asset" of the merged company, but Moody's downgraded HP, and S&P's outlook turned negative. This claim has been dropped from Amendment Number 2 to the S-4

Market Reaction to Proposed Merger

- *"[Ms. Fiorina] didn't expect the stock to drop so far..."*
-- Business Week, 12/24/01

CPQ Forecasts

- Compaq reduced guidance four weeks after announcement. Analysts forecasts today are 62% lower for 2002 than at time of announcement

First Call EPS Estimates	2001	2002	2003
At announcement[1]	$0.36	$0.66	$0.88
Actual/Current[2]	$0.15	$0.27	$0.49
Percent Change	(58.3%)	(59.1%)	(44.3%)

2001 Guidance

- In a challenging year, HP and Compaq management missed their guidance at the beginning of the year by 64% and 87%, respectively, compared to the comparable company average of 46%[3]

8/31/01 Fairness Opinion

- Goldman Sachs, through management's guidance, assumes 2% revenue loss for the deal, not the 4.9% management is now estimating for 2003, much less than the 10.0% we believe is more realistic

1	Based on First Call estimates as of August 31, 2001
2	Based on First Call estimates as of February 15, 2002
3	See page 19 of this presentation

Financial Evaluation

The $1 Billion Stretch

In addition to net cost savings, management appears to be forecasting a $1B improvement in operating income to hit their forecast

Fiscal 2003 HP / Compaq EBIT Forecast
Dollars in Billions
$8
$7
$6
$5
$4
$3
$2
$1
$0
$4.3B[1]
First Call HP + CPQ
$5.9B
Management Net Cost Savings $1.6B[2]
First Call HP + CPQ $4.3B[1]
$6.9B[3]
?
Management Net Cost Savings $1.6B[2]
First Call HP + CPQ $4.3B[1]

Revenue:	$80.9B	$80.9B	$80.9B
EBIT Margin	5.3%	7.3%	8.6%

1	Based on First Call consensus earnings estimates of $1.28 and $0.42 for HP and Compaq, respectively, as disclosed in HP 425 Filing 12/19/01, a 26.0% effective tax rate and zero net interest expense and other income.
2	Based on management estimated pre-tax cost savings of $2.1B and revenue loss of 5% with 12% contribution margin in FY 2003 as disclosed in HP 425 Filing 12/19/01.
3	$6.9B in operating income as disclosed in HP 425 Filing on 12/19/01.

Unattractive Pro Forma Business Mix Post Merger

Portfolio Impact

Revenues – CY2001E

PC / Industry Standard Servers 4%
Enterprise (20%)
Imaging & Printing (43%)
PC/Access (20%)
Services (17%)

Hewlett-Packard[1]

Total = $45B

PC / Industry Standard Servers 10%
Enterprise (25%)
Imaging & Printing (25%)
Services (20%)
PC/Access (30%)

Combined[2]

Total = $78B

1	Based on actual results from FY 2001 and segment projections from Bernstein research dated 12/18/01.
2	Based on actual results for CY 2001 for Compaq, actual results for FY 2001 for HP and segment projections for HP from Bernstein research dated 12/18/01 and segment projections for Compaq from Banc of America research dated 1/17/02.

Portfolio Impact

Proposed Merger will Negatively Alter Business Mix

Exchanging Imaging & Printing for PCs is a bad trade

Imaging & Printing has a much stronger outlook than PCs
(Comparative Market Growth Rates for Segments[1])

'01 – '05 CAGR
8.3%
1.4%
HP
Combined Entity – Pro Forma

…and is highly profitable
(CY01 Margin Comparison[2])

Operating Margin (%)
11.5%
-3.0%
HP
Combined Entity – Pro Forma
Access/PCs

1	Data sources for market segment growth as follows: Imaging and Printing from Lyra research and IDC report entitled “U.S. Inkjet and Laser Printer Installed Base and Supplies Market Forecast and Analysis, 2000-2005,” PC and Access based on IDC PC tracker forecasts.
2	Operating margins and revenue numbers based on actuals and BoA research, 2/4/02

Integration Risk is Higher

Integration Risk

Unprecedented Transaction	Technology Market is Unique	IT Spending Outlook	Management / Culture	All Comparable Deals Failed
• Largest computing merger ever contemplated • Huge premium offered (48x vs. 18x CY02 EPS) • Global scale and complexity • Greater product overlap vs. complement	• Velocity, complexity, and competitiveness demands focus • Successful tech M&A strategy is small deals / rapid integration • Product roadmap clarity is critical • Consolidation through competitive advantage, not mergers	• Enterprise outlook uncertain • Commercial PC outlook uncertain • IT budgets tighter / favor low risk buys • Competitors are <u>not</u> "in a holding pattern"	• Power struggle • M&A track record • Skillset • Credibility • Bold strokes vs. details • Texas vs. Silicon Valley culture	• Compaq/DEC • Compaq/Tandem • AT&T/NCR • Burroughs/Sperry • HP/Apollo

"NO LARGE SCALE HIGH-TECH MERGER HAS EVER WORKED – EVER... The benefits of scale and scope in mature industries, like oil or financial services, can sometimes outweigh the time and energy squandered in the long integration process. But in high technology, no company has ever attempted this trade-off and come out ahead. In fast-moving industries, while the acquirer sorts out its product portfolio and redraws organizational lines, unencumbered rivals seize their chance to race ahead."

- Professor David Yoffie, Harvard Business School[1]

1 The Wall Street Journal, December 17, 2001, emphasis added.

Integration Risk

Compaq/DEC Value Destruction

Since the date of the Digital acquisition, Compaq shareholders have lost 82% of their value relative to shareholders of comparable companies…and 2002 forecasted earnings are well below earnings before the acquisition

Loss in Value[1]

$70
$60
$50
$40
$30
$20
$10
$0
Share Value ($)
$29.00
$30.53
105%
($48.58)
(82%)
Down 82%
$10.95
Share Price as of January 26, 1998
Increase in Value of Index
Loss in Value Relative to Index
Share Price as of February 15, 2002

Compaq EPS Disappointments[2]

$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Dollars
$1.35
$1.69
$0.47
$0.47
$2.16
$1.77
$0.32
$2.43
$0.97
$0.15
$0.27
$0.49
1997
1998
1999
2000
2001
2002E
2003E
Forecast before DEC
Forecast after DEC
Actual

1	Adjusted for share splits and stock dividends, the Goldman Sachs Comparable Index is comprised of companies used by Goldman in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP relating to HP’s proposed merger with Compaq and includes AAPL, ACN, CSC, DELL, EDS, EMC, GTW, IBM, KCIN, NTAP, SUNW, weighted by shares outstanding.
2	1998 and 1999 Standalone estimates from First Call, as of January 20, 1998(Forecast before DEC). 1998, 1999 and 2000 Combined estimates from First Call, as of August 1, 1998 (Forecast after DEC). 2002 and 2003 estimates from First Call, as of February 15, 2002. All actuals from First Call.

Integration Risk

Large Computer Mergers Have Never Worked

A review of stock price performance and EPS dilution of comparable transactions illustrates the failure of computer mergers to create shareholder value

Burroughs/Sperry (May 5, 1986)
Compaq/Tandem (June 23, 1997)
Compaq/Digital (January 26, 1998)
Relevant Precedent Transaction Performance
25%
0%
-25%
-50%
-75%
-100%
Percent
(5%)
(70%)
(76%)
(89%)
(79%)
(82%)
10%
(2%)
(68%)
(82%)
(34%)
See Footnote 4
(92%)
3 Year Price Performance[1]
Price Performance to Present[2]
Earnings Dilution (Next Fiscal Year)[3]
Earnings Dilution (Three Years Later)[4]

1	Share price performance relative to Goldman Sachs comparable company index from the day prior to transaction announcement to three years later for Compaq (Tandem and Digital) and relative to Dow Jones Industrial Average for Burroughs/Sperry.
2	Share price performance relative to Goldman Sachs comparable company index from the day prior to transaction announcement to February 15, 2002 for Compaq (Tandem and Digital) and relative to Dow Jones Industrial Average for Burroughs/Sperry.
3	Based on First Call Consensus estimates, day prior to announcement of $1.47 and $1.77 for Compaq/Tandem and Compaq/Digital, respectively and Burroughs management estimate of $2.66-$3.00 for Burroughs/Sperry. Accretion/Dilution based on Compaq EPS of $0.47 and $0.32 for FY1998 and FY1999, respectively and Unisys EPS of $2.93 for FY1987.
4	Based on First Call Consensus estimates, day prior to announcement of $1.47 and $1.77 for Compaq/Tandem and Compaq/Digital, respectively and Burroughs management estimate of $2.66-$3.00 for Burroughs/Sperry. Accretion/Dilution based on Compaq EPS of $0.97 and $0.15 in 2000 and 2001, respectively, as per First Call. Not meaningful for Burroughs/Sperry (later Unisys) due to loss of $(4.71) per share in FY1989, excluding non-recurring and extraordinary items.

HP/Compaq is a Flawed Strategy

Strategic Positioning

- HP will forever be committed to low-end, commodity hardware manufacturing
  - Profits accrue to technology "owners" (Microsoft/Intel), not assemblers and marketers
- Scale will not solve HP's problems in PCs
  - If scale alone mattered, why did Compaq lose its dominant market share to fledgling Dell, and why is it consistently less profitable in PCs than HP?[1]
- "End-to-end" solutions are an excuse for lack of focus
  - HP needs FOCUS – you can't out-Dell, Dell and out-IBM, IBM simultaneously
  - The majority of the market still buys "best of breed"[2]
- Strategic gaps remain
  - High-end services
  - Software

1	In CY2001, Compaq lost $587MM on PC revenue of $15.2B and HP was projected to lose $192MM on PC revenue of $9.1B, see Definitive Proxy filed with the SEC on 2/5/02.
2	Goldman Sachs, “Goldman Sachs IT Spending Survey: United States,” 2/4/02, pg. 17

Strategic Positioning

Acquisition Will Not Fill HP's Strategic Gaps

If HP had the opportunity to buy Compaq's individual businesses separately, we would argue that there is very little HP would want

Imaging and Printing

- "Crown Jewel" of portfolio with strong margins and growth
- Incremental printer demand from Compaq may be outweighed by losses at Dell and others
- Significant opportunities exist in
  - Digital cameras and imaging
  - Commercial printing
  - Multi-functional printers (MFPs)
  - Color copying
- But HP has lost share to low-cost competitors and new players have emerged

- HP needs focused investment, not resource dilution

Access

- Market dynamics are extremely unattractive and trends are worsening
  - Shrinking pie of revenue and profits
- Despite scale advantage, Compaq's financial performance is worse than HP's
  - Compaq's "direct" capability is overstated
  - Business model is flawed vs. Dell and HP

- HP needs a dramatic change in business model and reduced exposure, not a "doubling down"

Enterprise

- 76% of Compaq's server revenue is low-end servers whose economics are going the way of the PC
- Compaq's high-end enterprise assets (Himalaya & Open VMS) are shrinking
- Compaq storage assets are focused on the low-end and would represent less than 4% of combined company revenues
- HP has strong position in Unix and can address Wintel server technology through R&D and Marketing

- HP needs more software and high-end services, not low-end hardware

Services

- Merger does not improve HP's service revenue mix towards the high-end
- Management recognizes the need for further high-end acquisitions
- But the integration may inhibit further high-end growth and acquisitions

- HP needs high-end consulting, integration and outsourcing skills, not more support

1	HP 425 Filing, 12/19/01, p. 44
2	UBS Warburg Alpha Customer Study, “Hewlett-Packard: It’s About Revenues,” 12/13/01

2001 YTD Server Market Map

Strategic Positioning

HP has a strong mid-range and high-end server market position while the bulk of Compaq's volume is in the less profitable entry level category

Total = $36.3B
$18.9B
$9.6B
$7.8B
100%
80%
60%
40%
20%
0%
Percent of Total
Other
Sun
HP
Dell
IBM
Compaq
Other
Compaq
Sun
HP
IBM
Other
HP
Compaq
Sun
IBM
Entry
Mid
High

Source:	Factory Revenue as reported in IDC Server Tracker database for 1st 3 quarters of 2001. Price range categories defined by IDC: “Entry” is less than $100k; “Mid-Range” is $100,000-$999,999; “High End” is $1MM+

Strategic Positioning

2001 Storage Market Map

Though Compaq has a decent storage business, the majority of its volume is in low-end offerings, while it is a #3 player in the high growth, high margin SAN segment

Total = $24.2B
$6.3B
$1.8B
$6.8B
$2.9B
$6.4B
100%
80%
60%
40%
20%
0%
Percent of Total
Other
HDS
Dell
Sun
HP
Compaq
IBM
EMC
Other
EMC
Other
Dell
NEC
NCR
Sun
Compaq
IBM
HDS
Fujitsu
EMC
HP
Hitachi LTD
Other
HP
IBM
Sun
Compaq
Other
Fujitsu
Fujitsu-Siemens
NEC
Sun
Dell
HP
IBM
Compaq
SAN
NAS
DAS
External JBOD
Internal[1]
External Direct Attached
External

Source: IDC 2001E data based on report “Worldwide Disk Storage Systems Market Forecast and Analysis, 1999-2005”, December, 2001. Internal includes internal “JBOD”. SAN is “Storage Attached Network,” NAS is “Network Attached Storage,” DAS is “direct attached storage.” Compaq is $20MM in NAS. External Direct Attached is direct attached storage excluding external JBOD and all other internal direct attached storage

Strategic Positioning

2000 Worldwide IT Services Market

HP and Compaq both have their largest service presence in the slower growth, lower margin support business

$85B
$160B
$108B
$42B
Total = $395B
100%
80%
60%
40%
20%
0%
Other
CPQ
HP
Fujitsu
IBM
Other
HP
CPQ
Deloitte & Touche
PwC
Cap Gemini
ACN
CSC
Fujitsu
IBM
EDS
Other
HP
CPQ
Deloitte & Touche
CSC
Fujitsu
PwC
Cap Gemini
ACN
IBM
Other
HP
CPQ
EDS
Deloitte & Touche
IBM
PwC
CSC
Cap Gemini
ACN
Support
Outsourcing
Systems Integration
IT Consulting

Source:	Parthenon Analysis; Company 2000 service revenues, market size and segmentation from IDC Report: “Worldwide IT Services Industry Forecast and Analysis, 2000-2005,” July 2001. Company services allocation from analyst reports and company 10-Ks
1 IDC Report: “Worldwide IT Services Industry Forecast and Analysis, 2000-2005,” July 2001
Note: Condensed IDC’s eleven services categories into four. Support includes “Hardware support and installation” and “Packaged software support and installation” Outsourcing includes: “Processing Services,” “IS Outsourcing,”
“Application Outsourcing,” and “NetworkInfrastructure Management” segments as defined by IDC. IT Consulting includes: “IT Consulting” and “IT Training and Education” as defined by IDC. Systems Integration includes
“Systems Integration,” “Custom application development and maintenance,” “Network consulting and integration” as defined by IDC. Growth rates represent weighted averages of the re-categorized groups, p. 16-31

Agenda

Section 1	Opposition to the Proposed Merger is Broad and Deep
Section 2	Why the Proposed Merger is Unattractive
Section 3	**HP Must Pursue a "Focus and Execute" Strategy**

HP Has a Stronger Outlook without Compaq

- The integration and financial risk of the proposed merger is enormous while the upside is at best limited and probably significantly negative
- HP is a great company and will continue to thrive
  - Strong earnings outlook, balance sheet and cash flow
  - HP has outstanding assets in Imaging and Printing, Unix servers, its reputation and capability in the enterprise, and its brand name
  - HP has reinvented itself several times
- HP has gaps but there are better and much less radical ways to address them

A vote to reject an enormously risky move is not a vote to stand still; it is a vote to move forward and build value

The Board and Senior Executives are Committed to HP

"It is not all or nothing" said Richard Hackborn. If HP shareholders vote against the Compaq merger *"we will do everything possible to explore the next best possible alternative."*

Hackborn also stated, *"'Nobody is talking about leaving on the board, nor is anyone talking about asking anyone to leave… That has got to be taken out of the equation" for investors.*

- Reuters, 2/13/02

"If the deal doesn't pass a shareholder vote, Wayman said he'll stay on at Hewlett-Packard and "make the best out of the businesses we have." He said he thinks that's true for other managers as well."

"'I have no intention of voluntarily resigning,' he said."

- Bloomberg, 1/22/02

HP Management

HP has a deep bench with an average tenure of 17 years

Name	Position	Years with HP	Age
Webb McKinney	President, Business Customer Organization	33 years	56
Robert Wayman	Executive VP, Finance & Administration and CFO	33 years	56
Susan Bowick	VP, Corporate Human Resources	25 years	53
Vyomesh Joshi	President, Imaging and Printing Systems	22 years	47
Pradeep Jotwani	President, Consumer Business Organization	20 years	47
Ann Livermore	President, HP Services	20 years	43
Debra Dunn	VP, Strategy & Corporate Operations	19 years	45
Duane Zitzner	President, Computing Systems	13 years	54
Carly Fiorina	Chairman, CEO, President	2½ years	47
Richard DeMillo	VP, CTO	1½ years	55
Iain Morris	President, Embedded and Personal Systems Organization	1 year	45

Sources: HP 10-K filed 1/29/02, Hoover’s Online, HP Website

Examples of CEO Transitions

Company	New CEO	Appointment Date	Compound Annual Stock Performance Since CEO Change[1]
Apple	Fred Anderson/Steve Jobs[2]	7/9/97	31%
Hyperion	Steven Imbler	5/3/99	15%
IBM	Lou Gerstner	3/26/93	23%
Mattel	Robert Eckert	2/3/00[3]	23%
McKesson	John Hammergren	2/27/01[4]	15%
Palm	Eric Benhamou	11/7/01[5]	335%
Safeway	Steve Burd	5/1/93	12%

1	Compound annual stock growth from date of CEO departure until 2/15/02
2	Interim committee appointed to appoint CEO. In the interim period, Fred Anderson, executive VP and CFO, acted as CEO. Steve Jobs ended up as CEO.
3	Date of Jill Barad departure; Eckert assumed CEO position on 5/17/00
4	Departure of co-CEO David Mahoney
5	Resignation of Carl Yankowski. Eric Benhamou chosen as interim CEO

Transition Comparisons

A "No" vote involves much less risk than a "Yes" vote

Actions Required After Rejecting Merger

- Potential CEO transition
- Re-evaluation of business from "focus and execute" perspective

- Stable, continuous operations under current business unit heads
- Strategic focus and clarity within 6 months

Actions Required After Approving Merger

- Management and employee integration in 160 countries
- Layoffs possibly lasting 18-24 months
- Product line rationalization
- Brand rationalization
- Customer relationship re-building
- Supply-chain integration
- Supplier rationalization
- Back-office systems integration
- Facilities rationalization
- Employee benefits combination
- Reassignment of R&D resources

- Continued merger integration, lack of focus, and possible turf battles for 24 months and subsequent CEO change if it fails

Where Should HP Play?

Three Possible Alternatives
Focus on Imaging and Printing?
Fight Dell in low-end commodity computing?
Compete with IBM and Sun in high-end computing?

Guiding Strategic Principles – "Focus and Execute"

Imaging & Printing Defend the Franchise and Capitalize on Emerging Growth Opportunities	**Enterprise** Bolster Mid- and High-End Enterprise Position by Filling Key Gaps	**Access** De-emphasize / Restructure the PC Business for Profitability

Imaging & Printing

- Protect and enhance competitive positions in core inkjet and laser printer hardware and supplies markets
- Focus R&D to capitalize on opportunities in:
  - Digital cameras/image handling
  - Digital commercial printing
  - Enterprise printing and imaging
  - Multi-function printers
  - Color copying
  - Mobility and wireless printing
- Profit from expected market growth through leadership position and innovation
- Eliminate subsidization of other businesses
- Seriously consider spin-off within 12 to 18 months

Enterprise

- Aggressively grow high-end consulting and outsourcing services organically and through targeted add-on acquisitions
- Focus marketing and R&D on higher margin high-end and mid-range segments
  - Leverage strong Unix franchise
  - Leverage strong Itanium position
  - Take market share from Compaq and Sun in Unix
- Strengthen software offerings to drive higher margin enterprise sales
  - Pursue targeted strategic alliances and acquisitions
  - Rationalize existing software platforms for profitability
- Focus on profitability, not market share, in NT servers
  - Maintain position sufficient to offer end-to-end solutions
  - Explore strategic alliances
- Compete in Unix, Linux, and NT with value-added services, systems

Access

- Focus on profitability, not market share, in PCs
- Focus the business on more profitable segments, including consumer PCs
- Explore strategic alliances
- Explore new access devices where HP brand, technology, and distribution enables attractive margins

Summary 2003 Financial Impact

Under a "Focus and Execute" strategy, HP has the potential to significantly improve profitability

HP Today
(FY 2001)

Revenue ($45.2B)

Services (17%)
PC/Access (21%)
Enterprise (19%)
Imaging & Printing (43%)

HP Tomorrow[2]
(FY 2003)
(Potential under "Focus and Execute" strategy)

Revenue ($48.6B)

Services (19%)
PC/Access (16%)
Enterprise (19%)
Imaging & Printing (46%)

3.7% Annual Revenue Growth
4.2% Margin Improvement

- Reduce losses in PCs, industry standard servers and software
- Aggressive services growth
- Continued cost reductions
- 2003 market improvement

EBIT $1.9B[1]
4.2% Margin
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0
Billion Dollars
Services $0.4B
Imaging & Printing $2.1B
Enterprise ($0.1B)
PC/Access ($0.1B)

EBIT $4.1B
8.4% Margin[3]
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0
Billion Dollars
PC/Access $0.1B
Enterprise $0.4B
Services $0.9B
Imaging & Printing $2.7B

1	Based on HP 10/31/01 10-K and Bernstein research dated 12/18/01. Excludes $0.4B in restructuring and acquisition-related charges. Total EBIT includes $0.4Bn in other losses and eliminations.
2	Based on revenue growth and margin assumptions detailed on pages 36 and 37.
3	Historical FY 1998 to FY 2000 average operating income margin was 8.8%. HP reported an overall operating income margin of 6.3% in the first quarter of fiscal 2002. HP’s standalone First Call estimate of $1.35, as of February 15, 2002, for fiscal 2003 implies an operating income margin of 6.9% based on a 22% effective tax rate and zero net interest expense and other income. Banc of America Securities projects an operating income margin of 7.4% in fiscal 2003 under management’s current strategy and incorporates estimated impact of pre-closing negative revenue synergies.

Potential Shareholder Value Impact

- *We believe that the "Focus and Execute" strategy results in $14 to $17 greater value per share than a more realistic merger scenario*
- *We believe HP's current standalone strategy results in $9 to $10 greater value per share than a more realistic merger scenario*
- *We believe a "Focus and Execute" strategy results in $8 to $10 greater value per share than management's forecast merger scenario*

HP Scenarios
Projected "Focus and Execute"[2]
First Call[3]
HP/Compaq Merger Scenarios
More Realistic Case[4]
Management Case[5]
Forward P/E Multiple
Current[6] 18.3x
Pre-Deal[7] 22.1x
Current[6] 18.3x
Pre-Deal[7] 22.1x
Downside[8] 15.0x
Current[6] 18.3x
Downside[8] 15.0x
Current[6] 18.3x
Potential Share Price (FY 2003)[1]
$40
$35
$30
$25
$20
$15
$10
$5
$0
$29.83
$36.02
$24.76
$29.83
$15.88
$19.42
$21.60
$26.35
$24.76 First Call Implied Price[9]
FY2003E EPS
$1.63
$1.35
$1.06
$1.44

1	Estimated potential share price in fiscal 2003. Prior presentations of the value impact of the proposed merger excluded the impact of potential multiple compression. This analysis excludes the impact of the costs to achieve potential cost savings.
2	Based on assumptions detailed on pages 36 and 37.
3	Based on First Call consensus estimate as of February 15, 2002 based on company’s existing strategy.
4	Based on consensus earnings estimates for HP and Compaq of $1.35 and $0.45, respectively, for HP’s fiscal 2003, $1.8 billion in pre-tax cost savings, 10% revenue loss, 25% contribution margin, and 26% effective tax rate.
5	Management assumption based on 425 filing of 12/19/01.
6	Based on current First Call consensus estimate of $1.11 for fiscal 2002 and closing share price of $20.36, as of February 15, 2002.
7	Based on HP First Call fiscal 2002 EPS estimate of $1.05 and HP’s closing share price of $23.21 on August 31, 2001. The weighted average price-earnings multiple of an index of comparable companies increased from 21.6x to 26.4x from August 31, 2001 to February 15, 2002. The index of comparable companies is comprised of the same companies used by Goldman Sachs in performing its “Selected Companies Analysis” in connection with rendering its fairness opinion to HP on its proposed merger with Compaq, excluding EMC, Gateway, Sun Microsystems, and Network Appliance because their price-earnings ratios were not meaningful as of February 15, 2002.
8	Based on lowest end of price-earnings multiple range used in December 19, 2001, HP Position on Compaq Merger presentation, page 29.
9	Based on HP’s current fiscal 2002 price-earnings multiple of 18.3x applied to HP’s current First Call consensus earnings estimate of $1.35 for fiscal 2003.

Potential Multiple Compression

We believe that merged HP/Compaq would trade at a discount to HP given the new entity's lower returns on equity, lower revenue growth, higher beta, lower credit rating[1], and less predictable earnings[2]

Historical Price-Earnings Multiple[3]

20.0
17.5
15.0
12.5
10.0
P/E
17.9x
16.1x
HP
Compaq

Projected Return on Equity

20.0%
15.0%
10.0%
5.0%
0.0%
Percent
18.1%
16.5%
8.7%
HP[4]
HP/Compaq[4]
More Realistic HP/Compaq[5]

Historical Beta (Equity Risk)[6]

1.50
1.25
1.00
0.75
0.50
Beta
1.18
1.46
HP
Compaq

Projected Revenue Growth[7]

6%
5%
4%
3%
2%
1%
0%
Percent
4.7%
2.3%
HP
Compaq

1	On 9/5/01, Moody’s downgraded HP from Aa3 to A2, and placed Compaq under review for possible upgrade from Baa2. S&P placed ratings watch on HP with negative implications and on Compaq with positive implications on 9/4/01.
2	Compaq missed its 2000 and 2001 earnings forecasts at the beginning of each year by 11.0% and 87.3% whereas HP missed by 1.1% and 63.5% for the same periods.
3	Based on average next twelve months price earnings multiple from StockVal data from 10/25/91 to 8/31/01.
4	Based on management projections contained in 425 filing dated 12/19/01.
5	Based on realistic case pro forma EPS (see page 36 and 37 for detailed assumptions) excluding pro forma amortization of intangibles.
6	Based on monthly Barra predicted beta from 12/92 to 9/01.
7	Based on First Call revenue estimates for each company’s fiscal 2003 as of 2/15/02.

Revenue Growth Assumptions

Relative to HP management and expected market growth, we assume modest incremental Imaging & Printing and Services growth and slower growth in other segments

Imaging & Printing

Annual Growth (%)
0%
2%
4%
6%
8%
10%
10.0%
6.0%
8.9%
8.0%
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

Enterprise

Annual Growth (%)
0%
2%
4%
6%
8%
10%
10.0%
6.8%
7.3%
5.5%
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

Services

Annual Growth (%)
0%
5%
10%
15%
15.0%
7.2%
5.8%
8.7%
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

PC/Access

Annual Growth (%)
6%
4%
2%
0%
-2%
-4%
-6%
-8%
-10%
-12%
5.0%
(2.0%)
(1.8%)
(10.2%)
Mgmt Long-Term Market Growth Est.
Mgmt Combined Company Segment Growth Est. 2001-2003
IDC Market Growth Est. 2001-2003
Our Assumption for HP Seg. Growth 2001-2003

1	Management projected long-term growth estimates for the combined company from HP 425 Filing 10/25/01.
2	Management combined company segment growth estimates before revenue losses calculated based on segment operating incomes, segment operating margins and segment revenue losses from HP 425 Filing 12/19/01.
3	Based on weighted average projected growth rates from IDC for the following segments: inkjet hardware (1.8%), monolaser hardware (4.3%), color laser hardware (14.7%), inkjet supplies (11.9%), laser supplies (15.5%), digital cameras (12.5%) and scanners (7.5%). Also includes growth of Multi- Function printers from Lyra research (2.7%). Growth rates weighted by 2001 market sizes of inkjet hardware ($10.1B), monolaser hardware ($9.9B), color laser hardware ($7.0B), inkjet supplies ($13.6B), laser supplies ($14.3B), digital cameras ($6.8B), scanners ($4.5B), and MFPs ($7.7B)
4	Imaging & Printing grown at a premium to management estimated growth rate due to strategic focus on that business.
5	Market growth rate based on average of IDC growth rates for Unix servers (8.4%), NT servers (16.9%), and storage (1.7%), weighted by 2001 segment revenues estimated by Bernstein research dated 12/01, for Unix servers ($3.3B), PC Servers ($1.7B) and storage ($2.6B)
6	Based on 0.5x market growth in NT servers and 1.25x market growth in Unix servers from segment focus. Storage grown at IDC projected rate of 1.7% from 2001 to 2003.
7	Market growth rates based on average for IDC growth rates for outsourcing (12.3%), consulting (11.9%), systems integration (14.2%), and support (6.1%), weighted by segment revenue in outsourcing ($0.5B), consulting ($0.6B), systems integration ($0.8B), and support ($3.9B)
8	Based on average of (i) 1.75x IDC sub-segment growth rates for outsourcing (12.3%), consulting (11.9%), and systems integration (14.2%) (equivalent to addition of 3,600 consultants at $250K per consultant per year) and (ii) Bernstein estimates for HP 2000 to 2001 growth rate in support (6.1%), weighted by segment revenue in outsourcing ($0.5B), consulting ($0.6B), systems integration ($0.8B), and support ($3.9B). Financing ($1.9B) projected with flat growth to 2003.
9	Market growth based on IDC 2001 PC Tracker.
10	Based on HP growth at IDC 2001 PC Tracker segment growth rates for consumer and notebook segments, and assuming a 50% contraction of business desktops based on focus strategy.

Margin Assumptions

Under a "Focus and Execute" strategy, HP's overall margins have the potential to increase from 4.2% in fiscal 2001 to 8.4% in fiscal 2003

Imaging & Printing
Operating Margin
16%
14%
12%
10%
8%
6%
4%
2%
0%
12.6%
10.8%
14.6%
12.0%
Management[1] FY2003 Estimate
11%
1998-2000 Average[2]
FY2001[3]
Q1 FY2002[4]
Our Assumption for HP Seg. Margin FY 2003[5]

Enterprise
Management[2] FY2003 Estimate
9.2%
Operating Margin
10%
5%
0%
-5%
-10%
5.0%
(1.4%)
(8.0%)
3.9%
1998-2000 Average[2]
FY2001[3]
Q1 FY2002[6]
Our Assumption for HP Seg. Margin FY 2003[7]

Services
Management[8] FY2003 Estimate
13.7%
Operating Margin
15%
13%
11%
9%
7%
5%
3%
1%
-1%
3.8%
4.7%
10.3%
10.3%
1998-2000 Average[2]
FY2001[3]
Q1 FY2002[4,9]
Our Assumption for HP Seg. Margin FY 2003[10]

PC/Access
Management[8] FY2003 Estimate
3.0%
Operating Margin
4%
3%
2%
1%
0%
-1%
-2%
3.4%
(1.5%)
0.0%
1.0%
1998-2000 Average[2]
FY2001[3]
Q1 FY2002[4]
Our Assumption for HP Seg. Margin FY 2003[11]

1	Estimated operating margin target pro forma for the proposed merger. Based on HP 425 Filing dated 10/25/01.
2	Based on HP 10-K filings, excluding non-recurring and extraordinary items.
3	Based on Bernstein research dated 12/18/01.
4	From HP earnings release dated 2/13/02.
5	Based on midpoint of HP 2001 margin and Banc of America Securities 2003 estimate of 13.4% from 2/4/01.
6	From HP earnings release dated 2/13/02. Management noted that UNIX was profitable. Therefore, losses likely stemming from NT servers, software and storage.
7	Based on Bernstein research 12/18/01 estimates of 12.5% Unix operating margin for 2001. Also based on operating NT servers and storage at breakeven and reducing estimated losses in software business by 50%
8	Estimated operating margin target pro forma for the proposed merger. Based on HP 425 Filing dated 12/19/01.
9	Includes financing business as reported by HP 2/13/02.
10	Based on continued strong performance of services business as reflected in Q1 FY2002 reported numbers. Finance projected at break-even. Management anticipates steady state profitability in Finance of 8% to 10%
11	Based on average of 12/18/01 Bernstein research 2000 and 2001 estimated Access segment operating margins, weighted by segment revenue breakdown, and accounting for 50% reduction in commercial PCs per footnote 10 in prior slide.

HP Could Benefit From New Leadership

- If HP is to succeed over the long term, it needs leadership committed to:

  1. Blocking and Tackling

     - HP needs to aggressively manage the business for continued growth and efficiency gains
     - It may not be as glamorous as making big, bold moves, but it is part of the job description
     - Management's implication that without this deal the company is doomed, is a real abdication of their responsibilities

  2. Innovating and Building

     - Innovating and building, not merging and integrating, have made HP what it is today and can drive it forward
     - It is better to invest in inventing tomorrow's leading technology than to overpay for yesterday's commodity technology

12

Strategy Comparison

	The Real HP Way	HP/Compaq
Overall Strategy	Focus and execute through innovation, tactical acquisitions, and blocking and tackling	Bet the company on scale and commodity hardware through over-priced mega-merger
Imaging and Printing	Defend and invest for growth	Divert resources to fund computing expansion
Enterprise	Focus on mid- and high-end and fill in key gaps in services and software	Try to be all things to all customers
Access	Restructure for profitability	Double down bet in low-margin PC business
	Lower Risk, Higher Shareholder Returns	**Higher Risk, Lower Shareholder Returns**

Additional Information

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the "Filing Persons") filed a definitive proxy statement with the Securities and Exchange Commission relating to their opposition to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing Persons' definitive proxy statement and other soliciting materials on the Securities and Exchange Commission's website at www.sec.gov, at the Filing Persons' website at www.votenohpcompaq.com, or by contacting MacKenzie Partners at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.